Exhibit 3.1

FLIR SYSTEMS, INC.

SECOND AMENDMENT TO

SECOND RESTATED BYLAWS

The following sets forth an amendment to the Second Restated Bylaws of FLIR Systems, Inc., an Oregon corporation, which amendment was adopted by Unanimous Written Consent of the Board of Directors and became effective as of August 6, 2009.

Article II, Section 2.2; Article II, Section 2.12; and Article III, Section 3.16 of the Company’s Second Restated Bylaws are hereby amended and restated in their entirety to read as follows:

ARTICLE II

2.2 Special Meeting. Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting in accordance with Sections 2.4 and 2.12.

2.12 Notice of Business to be Conducted at Meeting. At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before a meeting by a shareholder who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for determination of shareholders entitled to vote at such meeting of shareholders and (ii) complies with the notice procedures set forth in this Section 2.12.

In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. In the case of an annual meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first. In the case of a special meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

To be in proper written form, a shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the class or series and number of shares of stock of the corporation which are owned beneficially or of record by such shareholder or such beneficial owner, (d) a description of all agreements, arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) with respect to the proposal of such business by the shareholder and any material interest of such shareholder or such beneficial owner in such business, (e) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of stock of the corporation (which information shall be updated by such shareholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after such record date), (f) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (g) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (h) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (B) otherwise to solicit proxies from shareholders in support of such proposal, and (i) all other information relating to such shareholder, such beneficial owner, if any, or the proposed business which may be required to be disclosed under applicable law. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.12.

The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

3.16 Nominations for Election to Board of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 3.16 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 3.16 and on the record date for determination of shareholders entitled to vote on the election of directors at such meeting and (ii) complies with the notice procedures set forth in this Section 3.16.

In addition to any other applicable requirements, such nominations, other than (i) nominations made by or at the direction of the Board of Directors and (ii) nominations submitted by one or more shareholders in accordance with the requirements under Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Proxy Rules”) governing director nominations submitted by shareholders for inclusion in the corporation’s proxy materials (as to which the requisite timing and form of notice thereof shall be governed by the Proxy Rules and not the provisions of this Section 3.16), shall be made pursuant to timely notice in proper written form to the Secretary of the corporation. In the case of an annual meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first. In the case of a special meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

To be in proper written form, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are owned beneficially or of record by such person, and (iv) any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of stock of the corporation which are owned beneficially or of record by such shareholder or such beneficial owner, (iii) a description of all agreements, arrangements or understandings between such shareholder or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of stock of the corporation (which information shall be updated by such shareholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after such record date), (v) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (vi) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the nomination specified in such notice, (vii) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such nomination, and (viii) all other information relating to such shareholder, such beneficial owner, if any, or the proposed nomination which may be required to be disclosed under applicable law. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.16.

A shareholder seeking to submit such nomination at a shareholder meeting shall promptly provide any other information reasonably requested by the corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. In addition, the Board of Directors may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 3.16, and if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

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